                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                (PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934)

Filed by the Registrant |_|
Filed by a party other than the Registrant  |X|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)-2)
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to §240.14a-12

                                  CENVEO, INC.
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                  (Name of Registrant Specified in Its Charter)
                         BURTON CAPITAL MANAGEMENT, LLC
                                  GOODWOOD INC.
                              1354037 ONTARIO INC.
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      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

|_|  Fee paid previously by written preliminary materials:
|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)  Amount previously paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing party:
(4)  Date filed:

CENVEO, INC. SHAREHOLDERS FILE DEFINITIVE PROXY STATEMENT

GREENWICH,  CT; TORONTO, ON - August 10, 2005 -- Burton Capital Management,  LLC
("BCM")  and  Goodwood  Inc.  ("Goodwood")  announced  that  they  have  filed a definitive  proxy  statement and WHITE proxy card for use at the special meeting of shareholders of Cenveo,  Inc.  ("Cenveo") called for September 14, 2005. This proxy  statement  and WHITE  proxy card will be mailed  shortly.  The  principal purpose of the  meeting is to replace  the  existing  directors  of Cenveo.  The nominees proposed for election as directors of Cenveo are as follows:

Robert G. Burton, Sr.                           Michael W. (Max) Harris
Patrice M. Daniels                              Thomas W. Oliva
Leonard C. Green                                Robert T. Kittel
Mark J. Griffin

BCM and Goodwood  believe that,  over the past several years,  Cenveo's board of directors  has  failed  to make the  decisions  necessary  to  improve  Cenveo's performance and enhance shareholder value.  BETWEEN JANUARY 1, 2000 AND APRIL 7,
2005 (THE DATE OUR OWNERSHIP OF CENVEO'S COMMON STOCK WAS PUBLICLY DISCLOSED), A
PERIOD OF OVER FIVE YEARS, AN INVESTMENT IN CENVEO'S  SHARES LOST  APPROXIMATELY
53% OF ITS VALUE. BCM AND GOODWOOD BELIEVE THIS IS COMPLETELY UNACCEPTABLE.

VOTE FOR CHANGE.  VOTE TO REPLACE  THE  DIRECTORS  WHO HAVE SO BADLY  FAILED US.
AFTER  RECEIVING  YOUR  WHITE  PROXY  CARD AND PROXY  STATEMENT,  VOTE "FOR" THE
ELECTION OF OUR SLATE OF DIRECTORS, AND EACH OF OUR OTHER PROPOSALS, BY SIGNING,
DATING AND  RETURNING THE WHITE PROXY CARD IN THE  SELF-ADDRESSED,  POSTAGE-PAID
ENVELOPE PROVIDED.

FOR FURTHER INFORMATION, PLEASE VISIT OUR WEBSITE AT WWW.CHANGEATCENVEO.COM.  IF
YOU HAVE ANY  QUESTIONS,  PLEASE CALL D.F.  KING & Co.,  Inc. toll free at (800)
967-7921. Banks and borkers may call collect at (212) 269-5550.

For further information, please contact:

Robert G. Burton, Jr.                           Robert T. Kittel
President                                       Partner
Burton Capital Management, LLC                  Goodwood Inc.
(203) 302-3707                                  (416) 203-2022

IMPORTANT INFORMATION

This press release is not a proxy statement. On August 9, 2005, BCM and Goodwood filed a definitive proxy statement with the Securities and Exchange Commission relating to their solicitation of proxies from the shareholders of Cenveo with respect to a special meeting of Cenveo's shareholders called to, among other things, replace Cenveo's current board of directors. BCM AND GOODWOOD ADVISE
SECURITYHOLDERS TO READ THEIR PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT
INFORMATION.

The proxy statement of BCM and Goodwood and other relevant documents are available for free at www.sec.gov. You may also obtain a free copy of BCM and
Goodwood's definitive proxy statement by contacting D.F. King & Co., Inc. at
(800) 967-7921 (toll-free).